Exhibit 10.1

                              FORBEARANCE AGREEMENT

THIS AGREEMENT (this "Agreement") made and is effective as of the 1st day of July, 2006:

A M O N G:

            JAMES R. FAIRHEAD IN TRUST

            TOM HARDS IN TRUST

            STEVE KEREKES IN TRUST

            PAUL CHAPMAN IN TRUST

            JACQUES PILON IN TRUST

            TOM DAVIS IN TRUST

            ALAN R. PURSER IN TRUST

            ARNOLD MCAULEY IN TRUST

            (collectively the "Telizon Shareholders")

                                                               OF THE FIRST PART

            - and -

            JAMES FAIRHEAD

            STEVE KEREKES

            TOM DAVIS

            (collectively the "1500536 Shareholders")

                                                              OF THE SECOND PART

            - and -

            TELEPLUS CONNECT CORP., a corporation established under the laws of the Province of Ontario ("Teleplus")

                                                               OF THE THIRD PART

            - and -

            TELIZON INC., a corporation established under the laws of the Province of Ontario ("Telizon")

                                                              OF THE FOURTH PART

                  - and -

      1500536 ONTARIO INC., a corporation established under the laws of the Province of Ontario ("1500536")

                                                               OF THE FIFTH PART

1. WHEREAS pursuant to a certain share purchase agreement dated June 30, 2005 (the "Telizon Agreement") the Telizon Shareholders sold to Teleplus all issued and outstanding shares in Telizon (the "Telizon Shares") for a total purchase price of $9,700,000.;

2. AND WHEREAS pursuant to the Telizon Agreement, Teleplus authorized, executed and delivered a certain Secured Note dated July 18, 2005 in favour of the Telizon Shareholders in the principal amount of $5,983,178.
(the "Telizon Note");

3. AND WHEREAS the Telizon Note requires, inter alia, a principal payment of $2,175,761. on July 1, 2006 (the "Telizon Payment");

4. AND WHEREAS the Telizon Note has been guaranteed by Telizon pursuant to a certain agreement of guarantee in favour of the Telizon Shareholders dated as of July 18, 2005 (the "Telizon Guarantee") and the Telizon Guarantee has been collaterally secured by a General Security Agreement also dated July 18, 2005 in favour of the Telizon Shareholders creating a first mortgage and charge over all of the assets and undertakings of Telizon (the "Telizon GSA");

5. AND WHEREAS pursuant to the Telizon Agreement, the Telizon Shares have been pledged to the Telizon Shareholders as collateral security to the Telizon Note pursuant to a certain Share Pledge Agreement also dated July 18, 2005 (the "Telizon Pledge of Shares") authorized, executed and delivered by Teleplus in favour of the Telizon Shareholders;

6. AND WHEREAS Teleplus has confirmed to the Telizon Shareholders that it is currently unable to make the Telizon Payment;

7. AND WHEREAS Teleplus and Telizon have jointly requested the forbearance of the Telizon Shareholders in exercising certain rights available to them pursuant to the Telizon Note, the Telizon Guarantee, the Telizon GSA and the Telizon Pledge of Shares, (collectively the Telizon Security);

8. AND WHEREAS pursuant to a certain share purchase agreement dated June 30, 2005 (the "1500536 Agreement"), the 1500536 Shareholders sold to Teleplus all issued and outstanding shares in 1500536 (the "1500536 Shares") for a total purchase price of $1,000,000.;

9. AND WHEREAS pursuant to the 1500536 Agreement, Teleplus authorized, executed and delivered a certain Secured Note dated July 18, 2005 in favour of the 1500536 Shareholders in the principal amount of $616,822. (the "1500536 Note");

10. AND WHEREAS the 1500536 Note requires inter alia a principal payment of $224,299. on July 1, 2006 (the "1500536 Payment");

11. AND WHEREAS the 1500536 Note has been guaranteed by 1500536 pursuant to a certain agreement of guarantee in favour of the 1500536 Shareholders dated as of July 18, 2005 (the "1500536 Guarantee") and the 1500536 Guarantee has been collaterally secured by a General Security Agreement also dated July 18, 2005 in favour of the 1500536 Shareholders creating a first mortgage and charge over all of the assets and undertakings of 1500536 (the "1500536 GSA");

12. AND WHEREAS pursuant to the 1500536 Agreement the 1500536 Shares have been pledged to the 1500536 Shareholders as collateral security to the 1500536 Note pursuant to a certain Share Pledge Agreement also dated July 18, 2005 (the "1500536 Pledge of Shares") authorized, executed and delivered by Teleplus in favour of the 1500536 Shareholders;

13. AND WHEREAS Teleplus has confirmed to the 1500536 Shareholders that it is currently unable to make the 1500536 Payment;

14. AND WHEREAS Teleplus and 1500536 have jointly requested the forbearance of the 1500536 Shareholders in exercising certain rights available to them pursuant to the 1500536 Note, the 1500536 Guarantee, the 1500536 GSA and the 1500536 Pledge of Shares, (collectively the 1500536 Security);

15. AND WHEREAS Teleplus, Telizon and 1500536 have agreed to the following additional covenants set out herein in favour of the Telizon Shareholders and the 1500536 Shareholders.

         NOW THEREFORE in consideration of the sum of $2.00 and other good and valuable consideration extended by the parties to each other (including the forbearance contemplated herein with respect to both the Telizon Note and the 1500536 Note), the parties hereto covenant, agree, stipulate, declare and provide as follows:

1.    Definitions

"1500536" means 1500536 Ontario Inc.;

"1500536 Agreement" has the meaning ascribed to it in Recital 8;

"1500536 GSA" has the meaning ascribed to it in Recital 11;

"1500536 Guarantee" has the meaning ascribed to it in Recital 11;

"1500536 Note" has the meaning ascribed to it in Recital 9;

"1500536 Payment" has the meaning ascribed to it in Recital 10;

"1500536 Pledge of Shares" has the meaning ascribed to it in Recital 12;

"1500536 Security" has the meaning ascribed to it in Recital 14;

"1500536 Shareholders" means James Fairhead, Steve Kerekes, Tom Davis;

"1500536 Shares" has the meaning ascribed to it in Recital 8;

"Creditors" means Telizon and 1500536 collectively;

"Default" has the meaning ascribed to it in Section 10;

"Documents" means the Telizon Security and the 1500536 Security;

"Forbearance Period" means the date referred to in Section 2;

"Guarantors" means both Telizon and 1500536;

"Indebtedness" means the aggregate obligation of Teleplus pursuant to the Telizon Note and the 1500536 Note;

"Obligations" means all obligations of Teleplus and the Guarantors under the Documents;

"Teleplus" means Teleplus Connect Corp.;

"Telizon" means Telizon Inc.;

"Telizon Agreement" has the meaning ascribed to it in Recital 1;

"Telizon GSA" has the meaning ascribed to it in Recital 4;

"Telizon Guarantee" has the meaning ascribed to it in Recital 4;

"Telizon Note" has the meaning ascribed to it in Recital 2;

"Telizon Payment" has the meaning ascribed to it in Recital 3;

"Telizon Pledge of Shares" has the meaning ascribed to it in Recital 5;

"Telizon Security" has the meaning ascribed to it in Recital 7;

"Telizon Shareholders" means James R. Fairhead in trust, Tom Hards in trust, Steve Kerekes in trust, Paul Chapman in trust, Jacques Pilon in trust, Tom Davis in trust, Alan R. Purser in trust and Arnold McAuley in trust;

"Telizon Shares" has the meaning ascribed to it in Recital 1;

2.    Term

      The term of this agreement shall be from the date hereof to and including the earlier of the following dates (the "Forbearance Period"):

      a)    August 2, 2006;

      b)    the date a Default occurs hereunder; and

      c) the date the Telizon Note and the 1500536 Note are permanently and completely repaid to the Telizon Shareholders and the 1500536 Shareholders respectively.

3.    Acknowledgements By Teleplus

      Teleplus acknowledges and agrees that:

      a) it does not dispute its liabilities in respect of the Indebtedness and the Obligations;

      b) the Telizon Security and the 1500536 Security are valid, binding and fully enforceable, and shall continue to be fully enforceable, by the Telizon Shareholders in accordance with the terms thereof, and the Telizon Shareholders are entitled to exercise all of their respective rights and remedies in respect of the Indebtedness and Obligations, including under the Telizon Security and the 1500536 Security;

      c) the Telizon Shareholders are in material compliance with any obligations to it, whether under the Documents or otherwise, it has no claim for sett off, counter claim, or damages on any basis whatsoever on the Indebtedness and if there are any such claimes they are hereby expressly released and discharged, and to the extent permitted by law, it hereby waives any and all defences and claims against the Telizon Shareholders existing to the date hereof in connection with the exercise of the said rights and remedies by or on behalf of the Telizon Shareholders;

      d) except as modified herein, none of the Documents have been released, discharged, waived, or varied, that they all remain binding upon Teleplus and Telizon and 1500536 and are valid and enforceable against them in accordance with the terms thereof;

      e) it, together with Telizon and 1500536 as Guarantors, have jointly requested the Telizon Shareholders and the 1500536 Shareholders to forbear during the Forbearance Period in accordance with the terms hereof; and

      f) it consents, following Default, to the Creditors taking such steps as they deem necessary in their discretion to collect the Indebtedness, enforce the Documents, and to issue the receiving order contemplated by Article 12 b) of this Agreement.

4.    Acknowledgements by Telizon as Guarantor

      Telizon hereby acknowledges and agrees to and in favour of the Telizon Shareholders that:

      a)    the Telizon Guarantee is in full force and effect, unamended;

      b) the Telizon Security is valid, binding and fully enforceable, and shall continue to be fully enforceable, by the Telizon Shareholders in accordance with the terms thereof, and the Telizon Shareholders are entitled to exercise all of their respective rights and remedies in respect of the Indebtedness and Obligations, including under the Telizon Security;

      c)    it consents to Teleplus entering into this Agreement;

      d) it has obtained such independent legal advice as it deems appropriate in the circumstances;

      e) it together with Teleplus have jointly requested the Telizon Shareholders to forbear during the Forbearance Period in accordance with the terms hereof; and

      f) it consents, following Default, to the Creditors taking such steps as they deem necessary in their discretion to collect the Indebtedness, enforce the Documents, and to issue the receiving order contemplated by Article 12 b) of this Agreement.

5.    Acknowledgements of 1500536 as Guarantor

      1500536 hereby acknowledges and agrees to and in favour of the 1500536 Shareholders that:

      a)    the 1500536 Guarantee is in full force and effect, unamended;

      b) the 1500536 Security is valid, binding and fully enforceable, and shall continue to be enforceable, by the 1500536 Shareholders in accordance with the terms thereof, and the 1500536 Shareholders are entitled to exercise all of their respective rights and remedies in respect of the Indebtedness and Obligations, including under the 1500536 Security;

      c)    it consents to Teleplus entering into this Agreement;

      d) it has obtained such independent legal advice as it deems appropriate in the circumstances;

      e) it together with Teleplus have jointly requested the 1500536 Shareholders to forbear during the Forbearance Period in accordance with the terms hereof; and

      f) it consents, following Default, to the Creditors taking such steps as they deem necessary in their discretion to collect the Indebtedness, enforce the Documents, and to issue the receiving order contemplated by Article 12 b) of this Agreement.

6.    Representations and Warranties of Teleplus, Telizon and 1500536

Each of Teleplus, Telizon and 1500536 hereby represents and warrants to the Telizon Shareholders and the 1500536 Shareholders, and acknowledges that the Telizon Shareholders and the 1500536 Shareholders are relying upon such representations and warranties in entering into this Agreement, as follows:

      a) all corporate action necessary for the authorization, execution, delivery and performance of this Agreement by it has been duly authorized and taken by it;

      b) this Agreement, when duly executed and delivered by it, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, except that: (a) the rights and remedies of the Telizon Shareholders hereunder may be subject to and affected by the laws relating to bankruptcy, insolvency, reorganization and creditors' rights generally; and (b) a court may or may not order an injunction, specific performance or other equitable remedy with respect to any particular provision of this Agreement; and

      c) there is no provision of any by-law, directors' or shareholders' resolution, indenture or agreement, written or oral, of or in respect of it or under which it is obligated and, to its knowledge, there is no statute, rule, regulation, judgment, decree or order of any court or agency binding on it, that would be contravened by the execution and delivery of this Agreement, or by the performance of any provision, condition, covenant or other term hereof.

7.    Covenants of Teleplus During the Forbearance Period

Teleplus hereby covenants and agrees with the Telizon Shareholders and the 1500536 Shareholders, and acknowledges that the Telizon Shareholders and the 1500536 Shareholders are relying upon such covenants and agreements in entering into this Agreement, which covenants shall be separate and cumulative and in addition to all other covenants in this Agreement, that during the Forbearance Period Teleplus shall:

      a) subject to the terms and conditions of this Agreement, strictly adhere to all terms, conditions and covenants of the Documents;

      b) cooperate fully with the Telizon Shareholders and the 1500536 Shareholders including providing all information reasonably requested during regular business hours (Monday through Friday 9 a.m. through 5 p.m.) and providing to them access to the Teleplus books, records, property and assets wherever they may be located, including full cooperation with Paddon+Yorke Inc. as appointed pursuant to a certain Monitoring Agreement authorized, executed and delivered by Teleplus of even date herewith, nothwithstanding the foregoing, if the provision of the foregoing information and access is or would be in violation of applicable law, including applicable securities laws, Teleplus shall not be required to provide such information or access;

      c) be responsible for and pay on a timely basis all accounts of Paddon+Yorke Inc. rendered pursuant to the said Monitoring Agreement, with such accounts not to exceed $6,000 in the aggregate;

      d) carry on its business in the ordinary course and in a commercially reasonable and prudent manner, maintain and preserve all of its property, assets and undertaking in good condition and repair, and maintain in good standing all of its insurance policies. Teleplus shall at all times maintain its corporate existence and take all prudent action necessary or desirable to preserve and protect all of the rights, powers, privileges, assets, undertaking and goodwill owned by it;

      e) refrain from, outside of the ordinary course of business, making any purchases or payments, incurring any expenses or liabilities, declaring any dividends to its shareholders, or granting any bonuses, or making any capital expenditures, or selling, transferring, releasing, settling, assigning, transferring, pledging, charging, encumbering, or moving any of its property or assets;

      f) notify the Telizon Shareholders and the 1500536 Shareholders in writing forthwith of the occurrence of any Default; and

      g) not take, nor consent to, any step, action or thing intended to defeat, prejudice or delay the interests of the Telizon Shareholders and the 1500536 Shareholders in it and its assets, and the payment or recovery of the Indebtedness and Obligations in full, or that could reasonably be expected to result in the defeat, prejudice or delay of such interests and the payment of recovery of the Indebtedness and Obligations in full.

8.    Obligations of the Guarantors

      During the Forbearance Period the Guarantors shall continue to carry on business in the normal course and shall not take, nor consent to, any step, action or thing intended to defeat, prejudice or delay the interests of the Telizon Shareholders and the 1500536 Shareholders in it and its assets, and the payment or recovery of the Indebtedness and Obligations in full, or that could reasonably be expected to result in the defeat, prejudice or delay of such interests and the payment of recovery of the Indebtedness and Obligations in full.

9.    Amendment to Telizon Note and 1500536 Note

9.01 The Telizon Payment and the 1500536 Payment aggregating $2,400,000, shall now be due and payable as follows:

      a) a principal amount of $300,000 shall be paid to the Creditors on or before July 11, 2006;

      b) a further principal payment of $300,000, shall be payable to the Creditors in six (6) equal consecutive monthly principal installments of $50,000 each commencing August 1, 2006; and

      c) the balance of the Telizon Payment and the 1500536 Payment in the amount of $1,800,000 shall be paid to the Creditors on or before August 1, 2006.

9.02 In all other respects, the terms and conditions of the Telizon Note and the 1500536 Note are hereby confirmed and all other payments required pursuant to the Telizon Note and the 1500536 Note shall be paid as and when required.

9.03 Notwithstanding the foregoing provisions of this Section, the execution of that certain Second Amendment to Share Purchase Agreement, effective as of June 30, 2006 (the "Second Amendment") by Steve Kerekes, Melanie Kerekes, Jim Oattes, Grace Debrabandere, Jim Reddon, Monica Reddon, Tom Davis and Jane Davis shall be a condition precedent to the obligation make the payment set forth in Section 9.01(a). For clarity, in the event that the Second Amendment is not executed, then the $300,000 payment set forth above will not be made.

10. Obligations of Telizon Shareholders and 1500536 Shareholders During the Forbearance Period

      During the Forbearance Period and subject to the terms hereof, neither the Telizon Shareholders nor the 1500536 Shareholders shall demand payment of the Indebtedness unless a Default occurs.

11.   Default

      There shall be an immediate default ("Default") hereunder if:

      a) there is any new or additional default under any of the Documents, or Teleplus or Telizon or 1500536 fails to comply, in all material respects, with their respective Obligations under the Documents;

      b) any representation or warranty of Teleplus or Telizon or 1500536 in this Agreement is, at the date hereof, or shall at any time after the date hereof, become untrue, inaccurate or incomplete in any material respect;

      c) Teleplus or Telizon or 1500536 breaches or defaults in performing, complying with or fulfilling, in all material respects, any covenant, agreement, undertaking, condition or obligation in, under or pursuant to this Agreement;

      d) any condition, step, act or thing required to be completed, performed, fulfilled, executed or delivered by Teleplus or Telizon or 1500536 under this Agreement shall not be so completed, performed, fulfilled, executed or delivered as, when and in the form required by the Telizon Shareholders or the 1500536 Shareholders or stipulated hereunder; or

      e) Teleplus applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for it or any of its property, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for it or for any of its property, or if it makes a general assignment for the benefit of creditors, or if a bankruptcy, insolvency, reorganization, readjustment, arrangement, composition, moratorium or other case or proceeding seeking similar relief, or any dissolution, liquidation or winding-up proceeding under any bankruptcy, insolvency, moratorium, corporate or other analogous law or provision is commenced in respect of either it or any of its property or, if such case or proceeding is not commenced by it, is consented to or acquiesced in by it, or if it takes any corporate or other action to authorize, or in furtherance of, any of the foregoing.

12.   Rights of Telizon Shareholders and 1500536 Shareholders Upon Default

      Notwithstanding any provision in this Agreement or any of the Documents to the contrary, following the occurrence of any Default:

      a) the Indebtedness shall immediately become due and payable in its entirety by both Teleplus and the respective Guarantors on a joint and several basis;

      b) both the Telizon Shareholders and the 1500536 Shareholders shall have immediate access to any or all of the rights and remedies available to them, under the Documents or otherwise, including without limiting the generality of the foregoing the immediate issuance of a receiving order pursuant to the provisions of the Bankruptcy and Insolvency Act of Canada with respect to all assets and business affairs of both Telizon and 1500536; and

      c) no further demands, requests, presentment, to enforce security shall be required to be made upon or presented to Teleplus, Telizon or 1500536, provided however that notice of the same shall be sent by the party claiming the default to the defaulting party.

13.   No Waiver

      Nothing in this Agreement shall be deemed to be a waiver of the rights and remedies of the Telizon Shareholders or the 1500536 Shareholders under this Agreement or of any of the Documents or those granted by applicable law, all of which rights and remedies are preserved and remain in full force and effect subject to the terms of this Agreement.

14.   Time

      Time shall be of the essence in all respects herein.

15.   Counterparts

      This Agreement may be executed in several counterparts and all counterparts when taken together shall comprise one and the same instrument.

16.   Enurement

      This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17.   Governing Law

      This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable thereto.

18.   Notice

      Any notice given pursuant to this Agreement shall be given:

      a) in the case of the Telizon Shareholders and Telizon in accordance with the terms of the Telizon Agreement;

      b) in the case of the 1500536 Shareholders and 1500536 in accordance with the 1500536 Agreement; and

      c) in the case of Teleplus in accordance with the terms of the Telizon Agreement and the 1500536 Agreement

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

19.   Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between such parties other than as expressly set forth herein. No modification or amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and duly executed by the parties hereto or thereto and then such modification or amendment shall be effective only in the specific instance and for the purpose for which it was given.

20.   Rights Cumulative

All rights and remedies of the Telizon Shareholders and the 1500536 Shareholders set out in this Agreement and in the Documents will be cumulative and no such right or remedy contained herein or therein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or therein. The taking of a judgment or judgments with respect to the Indebtedness or any of the obligations of Teleplus, Telizon or 1500536 will not operate as a merger of any of the covenants or representations contained in this Agreement or the Documents.

21.   Severability

If any provision hereof is held to be illegal, invalid or unenforceable in any jurisdiction, such provision shall be deemed to be severed from the remainder of this Agreement with respect only to such jurisdiction and the remaining provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

22.   Amendment

Except as expressly provided in this Agreement, each of the agreements set forth in the recitals remain unmodified and in full force and effect. Where any terms or provisions of this Agreement conflict or are inconsistent with any of the agreements set forth in the recitals the Agreement, then the terms and provisions of this Agreement shall govern, control and prevail. This Agreement may be executed by facsimile. Upon the expiration of the Forbearance Period, this Agreement shall automatically terminate and shall be of no further force or effect and all of the undersigned's obligations hereunder shall terminate and shall be governed by the provisions of each of the agreements set forth in the recitals above.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

 IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.


-----------------------------------         ------------------------------------
Witness:                                    James R. Fairhead In Trust


-----------------------------------         ------------------------------------
Witness:                                    Tom Hards In Trust


-----------------------------------         ------------------------------------
Witness:                                    Steve Kerekes In Trust


-----------------------------------         ------------------------------------
Witness:                                    Paul Chapman In Trust


-----------------------------------         ------------------------------------
Witness:                                    Jacques Pilon In Trust


-----------------------------------         ------------------------------------
Witness:                                    Tom Davis In Trust


-----------------------------------         ------------------------------------
Witness:                                    Alan R. Purser In Trust


-----------------------------------         ------------------------------------
Witness:                                    Arnold McAuley In Trust

                                    TELEPLUS CONNECT CORP.


                                    Per:
                                         ---------------------------------------
                                                 Marius Silvasan President

                                    I have the authority to bind the Corporation


                                    TELIZON INC.


                                    Per:
                                         ---------------------------------------
                                                              , President

                                    I have the authority to bind the Corporation


                                    1500536 ONTARIO INC.


                                    Per:
                                         ---------------------------------------
                                                              , President

                                    I have the authority to bind the Corporation